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                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 to be filed on January 9, 1998, with the Securities and Exchange Commission of Kellstrom Industries, Inc. and in the related Prospectus of our report dated March 21, 1996, with respect to the combined financial statements of International Aircraft Support L.P. as of December 31, 1995, and for the year then ended, included in the December 31, 1996 annual report on Form 10-KSB of Kellstrom Industries, Inc. filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP


San Francisco, California
January 8, 1998


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